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                                                                    Exhibit 10.5

                           LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT is dated as of January 13, 2000 and is between INTRINSIX CORP., a Massachusetts corporation having its principal place of business at 33 Lyman Street, Westborough, Massachusetts 01581 (the "Borrower") and BANKBOSTON, N.A., a national bank having an office at 100 Front Street, Worcester, Massachusetts 01608 (the "Lender").

                                   WITNESSETH:

BACKGROUND. The Borrower has requested certain financial accommodations from the Lender (the "Loans") and the Lender is willing to grant such financial accommodations upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises herein contained, and each intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

As used herein:

1.1 "Accounts," "Chattel Paper," "Contracts," "Documents," "Equipment," "Financial Assets," "Fixtures," "General Intangibles," "Goods," "Instruments," "Inventory," "Securities," "Securities Accounts," "Security Certificates," and "Security Entitlements" will have the same respective meanings as are given to those terms in the Uniform Commercial Code as presently adopted and in effect in the Commonwealth of Massachusetts.

1.2 "Affiliate" means, as to any Person, each other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or under common control with, such Person.

1.3 "Agreement" means this Loan and Security Agreement, as the same may from time to time be amended or supplemented.

1.4 "Assets" means all assets of the Borrower, including without limitation, all assets that should be classified as assets on a balance sheet of the Borrower or the Guarantor prepared in accordance with GAAP.

1.5 "Borrowing Base" means, at any time, the amount computed on the Borrowing Base Certificate most recently delivered to, and accepted by, the Lender in accordance with this Agreement and equal to the lesser of:

      (a) $1,500,000.00; or
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      (b) Seventy percent (70%) of Eligible Accounts of the Borrower.

1.6 "Borrowing Base Certificate" means a fully-completed certificate prepared by the Borrower in a form acceptable to the Lender which certifies, among other things, the various components of the Borrowing Base as set forth in the definition thereof, and which is certified to be correct and executed by the President or Chief Financial Officer of the Borrower and delivered to and accepted by the Lender pursuant to this Agreement.

1.7 "Business Day" means, in respect to any date that is specified in the Agreement or the Notes to be subject to adjustment in accordance with applicable Modified Following Business Day Convention, a day on which commercial banks settle payments in New York.

1.8 "Capital Leases" means capital leases, conditional sales contracts and other title retention agreements relating to the purchase or acquisition of Consolidated Capital Assets.

1.9 "Closing" has the meaning given to such term in Section 3.1.

1.10 "Collateral" has the meaning given to such term in Section 4.1.

1.11 "Collateral Documents" means the documents, whether deliverable at or after the Closing, required under Article 4 and/or requested or required hereafter by the Lender.

1.12 "Consolidated Assets" means all assets of the Borrower and the Guarantor including without limitation, all assets that should be classified as assets on a consolidated balance sheet of the Borrower and the Guarantor prepared in accordance with GAAP.

1.13 "Consolidated Capital Assets" means Consolidated Assets of the Borrower and the Guarantor that are required or permitted to be depreciated or amortized in accordance with GAAP.

1.14 "Consolidated Capital Expenditures" means, for the applicable period, the aggregate amount of the Borrower's and the Guarantor's expenditures for the acquisition, construction, improvement, replacement or purchase of Consolidated Capital Assets, including but not limited to, expenditures under Capital Leases.

1.15 "Consolidated Cash Flow Coverage Ratio" means, for a fiscal year, the ratio of Consolidated EBITDA minus cash income tax payments minus cash dividends minus non-financed Consolidated Capital Expenditures to Consolidated Interest Expense plus Consolidated Current Maturities of Long Term Indebtedness.

1.16 "Consolidated Cash Flow/Leverage Ratio" means, for a fiscal year, the ratio of Consolidated Liabilities to Consolidated EBITDA.

1.17 "Consolidated Current Maturities of Long Term Indebtedness" means the principal amount of long term Consolidated Indebtedness maturing within twelve
(12) months from the date of calculation, including but not limited to, amounts required to be paid during such period under Capital Leases.


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1.18 "Consolidated Earnings" means, at any time, consolidated revenue of the
Borrower and the Guarantor for any fiscal period minus the sum of (i) all expenses, including without limitation, depreciation, amortization, income taxes and dividends to shareholders, (ii) extraordinary and non-recurring income and
(iii) income from the sale of Consolidated Capital Assets.

1.19 "Consolidated EBITDA" means, at any time, Consolidated Earnings before interest and taxes plus the sum of depreciation and amortization each to be determined on a rolling four (4) quarter basis in accordance with GAAP.

1.20 "Consolidated Indebtedness" means, as to each of the Borrower and the Guarantor without duplication:

      (a) obligations for borrowed money;

      (b) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of the Borrower's or the Guarantor's business payable on terms customary in the trade);

      (c) obligations, whether or not assumed, secured by liens;

      (d) obligations which are evidenced by notes, acceptances, letters of credit, guarantees or other instruments;

      (e) obligations under any Capital Leases; and

      (f) all Obligations.

1.21 "Consolidated Interest Expense" means, for the applicable period, interest paid or payable by the Borrower and the Guarantor, including but not limited to, interest paid or payable on Consolidated Indebtedness determined in accordance with GAAP.

1.22 "Consolidated Liabilities" means, all liabilities of each of the Borrower and the Guarantor, including without limitation, all liabilities that should be classified as liabilities on a consolidated balance sheet of the Borrower and the Guarantor prepared in accordance with GAAP.

1.23 "Consolidated Net Profit" means, for each of the Borrower and the Guarantor, net profit to be determined in accordance with GAAP.

1.24 "Eligible Account" means, at any time, an Account that conforms and continues to conform to the following conditions:

      (a) The Account arose from a bona fide outright sale of Goods by the Borrower or from services performed by the Borrower, and such Goods have been shipped to the appropriate account debtors or their designees (or the sale has otherwise been consummated), or the services have been performed for the appropriate account debtors;


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      (b) The Account is based upon an enforceable order or contract, written or oral, for Goods shipped or held or for services performed, and the same were shipped, held, or performed in accordance with such order or contract;

      (c) The title of the Borrower to the Account and, except as to the account debtor, to any Goods is absolute and is not subject to any prior assignment, claim, lien, or security interest, except in favor of the Lender or a Permitted Lien;

      (d) The amount shown on the books of the Borrower and on any invoice or statement delivered to the Lender is owing to the Borrower, less any partial payment that has been made thereon by anyone;

      (e) The Account shall be eligible only to the extent that it is not subject to any claim of reduction, counterclaim, setoff, recoupment, or any claim for credits, allowances, or adjustments by the account debtor because of returned, inferior, or damaged Goods or unsatisfactory services, or for any other reason;

      (f) The account debtor has not returned or refused to retain, or otherwise notified the Borrower of any dispute concerning, or claimed nonconformity of, any of the Goods or services from the sale of which the Account arose;

      (g) The Account is not outstanding more than sixty (60) days from the date of the invoice therefor;

      (h) The Account does not arise out of a contract with, or order from, all account debtor that, by its terms, forbids or makes void or unenforceable the assignment by the Borrower to the Lender of the Account arising with respect thereto;

      (i) The Borrower has not received any note, trade acceptance, draft, or other Instrument with respect to, or in payment of, the Account, nor any Chattel Paper with respect to the Goods giving rise to the Account, unless, if any such Instrument or Chattel Paper has been received, the Borrower immediately notifies the Lender and, at the Lender's request, endorses or assigns and delivers the same to the Lender;

      (j) The Borrower has not received any notice of the death of the account debtor or a partner thereof; nor of the dissolution, termination of existence, insolvency, business failure, appointment of a receiver for any part of the property of, assignment for the benefit of creditors by, or the filing of a petition in bankruptcy or the commencement of any proceeding under any bankruptcy or insolvency laws by or against, the account debtor. Upon the receipt by the Borrower of any such notice, it will immediately give the Lender written advice thereof;

      (k) The account debtor is not a Subsidiary or other Affiliate of the Borrower; and

      (l) The Lender has not deemed such account ineligible in its reasonable discretion.

      In the event of any dispute, under the foregoing criteria, about whether an Account is or has ceased to be an Eligible Account, the reasonable decision of the Lender shall control.


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1.25 "Event of Default" has the meaning provided in Section 7.1.

1.26 "Excess Cash Flow" means the amount by which (i) Consolidated EBITDA minus cash income tax payments minus cash dividends minus non-financed Consolidated Capital Expenditures exceeds (ii) Consolidated Interest Expense plus Consolidated Current Maturities of Long Term Indebtedness.

1.27 "Financial Statements" means the balance sheets of the Borrower as of December 31, 1996, December 31, 1997, and December 31, 1998 and statements of cash flows and income and notes thereto, of the Borrower for such dates, prepared by Deloitte and Touche to present fairly the financial position and results of operations of the Borrower at such dates and for such periods in accordance with GAAP.

1.28 "GAAP" means generally accepted accounting principles applied consistently with such changes or modifications thereto as may be approved in writing by the Lender.

1.29 "Guarantor" means Intrinsix Canada Co., a Nova Scotia unlimited company having its principal place of business at 555 Legget Drive, Tower B, Kanata, Ontario K2K 2X3.

1.30 "Guaranty" means the Guaranty (Unlimited) dated of even date from the Guarantor in favor of the Lender relating to the Obligations.

1.31 "Intellectual Property" means trademarks, service marks, trade names, trade styles, logos, goodwill, trade secrets, patents, and licenses acquired under any statutory, common law or registration process in any state or nation at any time, or under any agreement executed with any person or entity at any time. The term "license" refers not only to rights granted by agreement from the owner of patents, trade marks, service marks and the like, but also to rights granted by a franchisor under a franchise or similar agreement. The foregoing enumeration is not intended as a limitation of the meaning of the word "license".

1.32 "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs, or decrees of any government or political subdivision or agency thereof, or of any court or similar entity established by any thereof.

1.33 "Liabilities" means, all liabilities of the Borrower, including without limitation, all liabilities that should be classified as liabilities on a balance sheet of the Borrower prepared in accordance with GAAP.

1.34 "Modified Following Business Day Convention" means the convention for adjusting any relevant date if it would otherwise fall on a day that is not a Business Day to the date that will be the first following day that is a Business Day.

1.35 "Notes" means the Revolving Line of Credit Note and the Term Note.

1.36 "Obligations" is intended to be used in its most comprehensive sense and means the obligation of the Borrower and the Guarantor:


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      (a) to pay the principal of, and interest on, the Notes in accordance with the terms thereof and to satisfy all other liabilities to the Lender, whether hereunder or otherwise (including without limitation existing notes or any one or both of the Borrower or the Guarantor), whether now existing or hereafter incurred, matured or umatured, direct or contingent, joint or several, including any extensions, modifications and renewals thereof and substitutions therefor, including without limitation;

      (b) to repay to the Lender all amounts advanced by the Lender hereunder or otherwise on behalf of the Borrower or the Guarantor, including, but without limitation, advances under other notes, advances for principal or interest payments to prior secured parties, mortgagees, or lienors, or for taxes, levies, insurance, rent, or repairs to, or maintenance or storage of, any of the Collateral; and

      (c) to reimburse the Lender, on demand, for all of the Lender's reasonable expenses and costs, including without limitation the reasonable fees and expenses of its counsel, in connection with the preparation, administration, amendment, modification, or enforcement of this Agreement and the documents required hereunder, including, without limitation, any proceeding brought, or threatened, to enforce payment of any of the Obligations referred to in the foregoing paragraphs (a) and (b).

1.37 "Permitted Liens" means:

      (a) liens for taxes, assessments, or similar charges, incurred by the Borrower or the Guarantor in the ordinary course of business, that are not yet due and payable;

      (b) liens of mechanics, materialmen, warehousemen, carriers, or other like liens, securing obligations incurred by the Borrower or the Guarantor in the ordinary course of business that are not yet due and payable;

      (c) purchase money liens;

      (d) liens created to secure Capital Leases;

      (e) liens in favor of the Lender; and

      (f) liens set forth on Exhibit 1.37.

1.38 "Person" means any individual, corporation, limited liability company, partnership, limited liability partnership, association, joint-stock company, trust, unincorporated organization, joint venture, court, or government or political subdivision or agency thereof.

1.39 "Records" means correspondence, memoranda, tapes, discs, papers, books and other documents, or transcribed information of any type, whether expressed in ordinary or machine readable language.

1.40 "Revolving Line of Credit Note" means the Revolving Line of Credit Note of the Borrower, of even date, in the original principal amount of $1,500,000.00, referred to in Section 2.2 hereof.


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1.41 "Subsidiary" means any Affiliate that is directly, or indirectly through one or more intermediaries, controlled by the Borrower or not less than 50% of the voting capital stock of which is owned, directly or through one or more intermediaries, by the Borrower.

1.42 "Term Note" means the Term Note of the Borrower, of even date, in the original principal amount of $1,200,000.00, referred to in Section 2.3 hereof.

1.43 Accounting terms used and not otherwise defined in this Agreement have the meanings determined by, and all calculations with respect to accounting or financial matters unless otherwise provided herein will be computed in accordance with, GAAP.

                                    ARTICLE 2
                                    THE LOANS

2.1   Disbursement of the Loans.

      The Lender will credit the proceeds of the Loans hereunder to the Borrower's deposit account with the Lender or in accordance with the Borrower's acceptable instructions from time to time.

2.2   Revolving Line of Credit Note.

      Subject to the terms hereof, the Lender agrees to lend the Borrower, from time to time unti1 May 31, 2001 or the occurrence of an Event of Default, whichever occurs first, such sums in integral multiples of $1,000.00 as the Borrower may request, and the Lender may approve, by reasonable same day notice to the Lender, received by the Lender not later than 2:00 P.M. of such day, but which shall not exceed, in the aggregate principal amount at any one time outstanding, the Borrowing Base. The Borrower may borrow, repay without penalty or premium and reborrow hereunder, from the date of this Agreement until May 31, 2001 or the occurrence of an Event of Default, whichever occurs first. It is the intention of the parties that the outstanding principal amount of the Note shall at no time exceed the then existing Borrowing Base, and if, at any time, an excess shall for any reason exist, the full amount of such excess, together with accrued and unpaid interest thereon as herein provided, shall be immediately due and payable in full, except if an excess shall exist due to an adjustment in the Borrowing Base made by the Lender pursuant to Section 1.24(l), in which case such excess together with accrued and unpaid interest shall be due and payable five (5) days after written notice from the Lender.

2.3   Term Note.

      (a) Subject to the terms hereof, the Lender agrees to lend to the Borrower on a term loan basis the amount of $1,200,000.00, the payment terms to be in accordance with the provisions of the Term Note. The outstanding principal balance of the Term Note is to be paid in equal monthly installments of $25,000.00 plus interest. In addition to the monthly payments of principal and interest required by this Section 2.3(a), the Borrower shall make the payments required by Section 2.3(b) below. All outstanding indebtedness evidenced by the Term Note, if not earlier paid, is due and payable on January 15, 2004.


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      (b) Commencing forty-five (45) days after the quarterly accounting period ending on March 31, 2000 and forty-five (45) days after each quarterly accounting period thereafter (June 30, September 30, December 31 and March 31 of each year) the Borrower shall pay to the Lender an amount equal to ten percent (10%) of any Excess Cash Flow.

2.4   Interest Rate and Payments of Interest.

      Interest on the principal balance of the Notes from time to time outstanding will accrue at the rates and in the manner set forth in the Notes, including that after the occurrence of an Event of Default, the interest rate under the Notes will be four percent (4.0%) above that which would otherwise be applicable.

2.5   Payment to the Lender.

      The Lender may charge against any deposit account of the Borrower all or any part of any amount due hereunder, including all payments due under the Notes.

2.6   Payment Due Dates.

      The due dates of all payments required hereunder or under the Notes are subject to adjustment in accordance with the Modified Following Business Day Convention.

                                    ARTICLE 3
                              CONDITIONS PRECEDENT

The obligation of the Lender to make the Loans is subject to the following conditions precedent:

3.1   Documents Required for the Closing.

      The Borrower will have delivered or caused to be delivered to the Lender, prior to the initial disbursement of Loans (the "Closing"), the following:

      (a) The Notes duly executed by the Borrower;

      (b) The Guaranty duly executed by the Guarantor;

      (c) The Security Agreement between the Lender and the Guarantor of even date, duly executed by the Guarantor;

      (d) The Subordination Agreement (Liens) between the Lender and Gintaris Subatis, of even date, duly executed by Gintaris Subatis;

      (e) The Subordination Agreement (Debt) between the Lender and Gintaris Subatis, of even date, duly executed by Gintaris Subatis;

      (f) The Financial Statements;

      (g) The Collateral Documents duly executed by the Borrower;


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      (h) The financing statements and other instruments required by Article 4;

      (i) A copy, certified as of the date of the Closing, of votes and resolutions of the board of directors of the Borrower, authorizing the execution, delivery, and performance of this Agreement, the Notes, the Collateral Documents, and each other document to be delivered pursuant hereto;

      (j) A copy, certified as of the date of the Closing, of votes and resolutions of the board of directors of the Guarantor, authorizing the execution, delivery, and performance of the Guaranty and each other document to be delivered by the Guarantor;

      (k) A copy, certified as of the date of the Closing, of the bylaws and/or memorandum of association for each of the Borrower and the Guarantor;

      (l) A certificate (dated the date of the Closing) of the clerk or secretary of the Borrower as to the incumbency and signatures of the officers of the Borrower signing this Agreement, the Notes, the Collateral Documents, and each other document to be delivered pursuant hereto;

      (m) A certificate (dated the date of the Closing) of the clerk or secretary of the Guarantor as to the incumbency and signatures of the officers of the Guarantor signing the Guaranty and each other document to be delivered by the Guarantor;

      (n) A copy, certified as of the most recent date practicable by the Secretary of the Commonwealth of Massachusetts, of the Articles of Organization of the Borrower, and all amendments thereto, together with a certificate (dated the date of the Closing) of the clerk of the Borrower to the effect that such Articles of Organization have not been further amended since the date of the aforesaid certification of the Secretary of the Commonwealth of Massachusetts;

      (o) A copy, certified as of the most recent date practicable by the Province of Nova Scotia, of the Articles of Association of the Guarantor, and all amendments thereto, together with a certificate (dated the date of the Closing) of the secretary of the Guarantor to the effect that such Articles of Association have not been further amended since the date of the aforesaid certification of the Province of Nova Scotia;

      (p) A certificate dated as of the most recent date practicable, issued by the Secretary of the Commonwealth of Massachusetts as to the legal existence, Articles of Organization and good legal standing of the Borrower;

      (q) A certificate of Industry Canada dated as of the most recent date practicable, issued by the Province of Nova Scotia as to the legal existence, Articles of Association and good legal standing of the Guarantor;

      (r) Certificates, as of the most recent dates practicable, of the Secretary of the Commonwealth of Massachusetts and of the secretary of state of each state in which the Borrower is qualified as a foreign corporation and, if applicable, of the department of revenue or taxation of each of the foregoing states, as to the good standing of the Borrower;


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      (s) Certificates, as of the most recent dates practicable, of appropriate authority of each state, province or country in which the Guarantor is qualified as a foreign corporation and, if applicable, of the department of revenue or taxation of each of the foregoing states, as to the good standing of the Guarantor;

      (t) A written opinion of Hale and Dorr LLP, legal counsel for the Borrower, dated the date of the Closing and addressed to the Lender, in form satisfactory to the Lender; and

      (u) A written opinion of legal counsel for the Guarantor, dated the date of the Closing and addressed to the Lender, in form satisfactory to the Lender.

3.2   Documents Required for Subsequent Disbursements.

      At the time of, and as a condition to, any disbursement of any part of the Loans to be made by the Lender subsequent to the Closing, the Lender may require the Borrower to deliver to the Lender a certificate, dated the date on which any such disbursement is to be made, signed by the president of the Borrower, and to the effect that:

      (a) As of the date thereof, no Event of Default has occurred and is continuing, and no event has occurred and is continuing that, but for the giving of notice or passage of time or both, would be an Event of Default;

      (b) No material adverse change has occurred in the business prospects, financial condition, or results of operations of the Borrower since the date of the Financial Statements; and

      (c) Each of the representations and warranties contained in Article 5 is true and correct in all respects as if made on and as of the date of such disbursement unless it relates to specific date.

3.3   Certain Events.

      At the time of, and as a condition to, the Closing and each disbursement of any part of the Loans to be made by the Lender at or subsequent to the
Closing:

      (a) No Event of Default will have occurred and be continuing, and no event will have occurred and be continuing that, with the giving of notice or passage of time or both, would be an Event of Default;

      (b) No material adverse change will have occurred in the financial condition, or results of operations of the Borrower since the dates of the Financial Statements delivered to the Lender; and

      (c) All of the Collateral Documents will have remained in full force and effect.

3.4   Legal Matters.

      At the time of the Closing and each subsequent disbursement, all legal matters incidental thereto will be reasonably satisfactory to Mirick O'Connell, legal counsel to the Lender.


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                                    ARTICLE 4
                               COLLATERAL SECURITY

4.1   Composition of the Collateral.

      The property in which a security interest is granted pursuant to the provisions of Sections 4.2 and 4.3 is herein collectively called the "Collateral". The Collateral, together with all other property of the Borrower of any kind held by the Lender, will stand as one general, continuing collateral security for all Obligations until all Obligations have been satisfied in full.

4.2   Rights in Property Held by the Lender.

      As security for the prompt satisfaction of all Obligations, the Borrower hereby grants the Lender a lien on and a security interest in, all amounts that may be owing, from time to time, by the Lender to the Borrower in any capacity, including, but without limitation, any balance or share belonging to the Borrower, or any deposit or other account with the Lender, which lien and security interest will be independent of, and in addition to, any right of set-off that the Lender has hereunder or otherwise.

4.3   Rights in Property Held Either by the Borrower or by the Lender.

      As further security for the prompt satisfaction of all of the Obligations, the Borrower hereby grants the Lender a lien upon and a continuing security interest in, all of the following, wherever located, whether now owned or hereafter acquired, together with all replacements therefor and proceeds (including, but without limitation, insurance proceeds) and products thereof.

      (a) All Inventory;

      (b) All Accounts, Contracts, accounts receivable, contract rights, and Chattel Paper, regardless of whether or not they constitute proceeds of other Collateral;

      (c) All General Intangibles, regardless of whether or not they constitute proceeds of other Collateral, including, without limitation, all the Borrower's rights (which the Lender may exercise or not as it in its sole discretion may determine) to acquire or obtain Goods and/or services with respect to the manufacture, processing, storage, sale, shipment, delivery or installation of any of the Collateral;

      (d) All rights to payment of any insurance proceeds or awards for damages in connection with any condemnations or takings of any interest in and to any real or personal property, wherever located, or any conveyance in lieu thereof;

      (e) All products of and accessions to any of the Collateral;

      (f) All liens, guaranties, securities, rights, remedies and privileges pertaining to any of the Collateral, including the right of stoppage in transit;


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      (g) All obligations owing to the Borrower of every kind and nature, and all choses in action;

      (h) All tax refunds of every kind and nature to which the Borrower is now or hereafter may become entitled no matter however arising, including, without limitation, loss carry back refunds;

      (i) All Intellectual Property, goodwill, trade secrets, computer programs, customer lists, trade names, trademarks and patents;

      (j) All Chattel Paper, Documents and Instruments (whether negotiable or non-negotiable, and regardless of their being attached to Chattel Paper);

      (k) All Equipment, including without limitation machinery, furniture, motor vehicles, Fixtures and all other goods used in the conduct of the business of the Borrower;

      (l) All Securities, Securities Entitlements, Financial Assets, Securities Accounts and Security Certificates;

      (m) All proceeds of Collateral of every kind and nature and in whatever form, including, without limitation, both cash and non-cash proceeds resulting or arising from the rendering of services by the Borrower or the sale or other disposition by the Borrower of the Inventory or other Collateral;

      (n) All books and records relating to the conduct of the Borrower's business including, without in any way limiting the generality of the foregoing, those relating to its Accounts; and

      (o) All deposit accounts maintained by the Borrower with any bank, trust company, investment firm or fund, or any similar institution or organization.

4.4   Priority of Liens.

      The foregoing liens will be first and prior perfected liens, subject to Permitted Liens.

4.5   Financing Statements.

      (a) The Borrower will:

            (i) Execute such financing statements (including amendments thereto and continuation statements thereof) in form satisfactory to the Lender as the Lender, from time to time, may reasonably request;

            (ii) Pay, or reimburse the Lender for paying, all costs and taxes of filing or recording the same in such public offices as the Lender may designate; and


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            (iii) Take such other steps as the Lender, from time to time, may reasonably request, including the noting of the Lender's lien on the Collateral and on any certificates of title therefor, all to perfect, to the satisfaction of the Lender, the Lender's interest in the Collateral.

      (b) In addition to the foregoing, and not in limitation thereof:

            (i) A carbon, photographic, or other reproduction of this Agreement will be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof; and

            (ii) The Borrower hereby appoints the Lender as its attorney-in-fact (without requiring the Lender to act as such) to execute any financing statement in the name of the Borrower, and to perform all other acts that the Lender deems appropriate to perfect and continue its security interest in, and to protect and preserve, the Collateral. The Lender will provide the Borrower with copies of all documents executed by the Lender pursuant to this Section.

4.6   Mortgagees', Landlords', and Warehousemen's Waivers.

      The Borrower will, within twenty (20) days after any request of the Lender, use reasonable efforts to cause any mortgagee of real estate owned by the Borrower, the landlord of premises leased by the Borrower located at 33 Lyman Street, Westborough, Massachusetts, and any warehouseman or other bailee on whose premises any of the Collateral may be located to execute and deliver to the Lender instruments, in form and substance reasonably satisfactory to the Lender, by which such mortgagee, landlord or warehouseman or other bailee waives its rights, if any, in and to all of the Collateral, provided that the failure to so obtain any such instruments shall not be a default or Event of Default hereunder as long as the Borrower uses reasonable efforts to obtain such instruments.

                                   ARTICLE 5
                         REPRESENTATIONS AND WARRANTIES

5.1   Original.

      To induce the Lender to enter into this Agreement, the Borrower represents and warrants to the Lender as follows:

      (a) The Borrower is a corporation duly organized, validly existing, and in good standing under the Laws of the Commonwealth of Massachusetts; the Borrower has no Subsidiaries except the Guarantor and Seva Technologies, Inc.; the Borrower has the lawful power to own its properties and to engage in the business it conducts, and is duly qualified and in good standing as a foreign corporation in the jurisdictions wherein the failure to so qualify would have a material adverse effect; the states in which the Borrower is qualified to do business are set forth in Exhibit 5.1(a); and the addresses of all places of business of the Borrower are as set forth in Exhibit 5.1(a), which may be amended and/or supplemented from time to time;

      (b) The Borrower is not directly or indirectly controlled by, or acting on behalf of, any Person which is an "Investment Company", within the meaning of the Investment Company Act of 1940, as amended;

      (c) The Borrower is not in default with respect to any of its existing material Liabilities, and the making and performance of this Agreement, the Notes, and the Collateral Documents will not (immediately or with the passage of time, the giving of notice, or both):

            (i) Violate the Articles of Organization or by-laws of the Borrower or violate any Laws or result in a default under any material contract, agreement, or instrument to which the Borrower is a party or by which the Borrower or its property is bound;

            (ii) Result in the creation or imposition of any security interest in, or lien or encumbrance upon, any of the assets of the Borrower, except in favor of the Lender;

      (d) The Borrower has the power and authority to enter into and perform this Agreement, the Notes, and the Collateral Documents, and to incur the obligations herein and therein provided for, and has taken all actions necessary to authorize the execution, delivery, and performance of this Agreement, the Notes, and the Collateral Documents;

      (e) This Agreement, the Notes, and the Collateral Documents are, or when delivered will be, valid, binding, and enforceable in accordance with their respective terms;

      (f) Except as disclosed in Exhibit 5.1(f) hereto, there is no pending order, notice, claim, litigation, proceeding, or investigation against or affecting the Borrower, whether or not covered by insurance, that would reasonably be expected to adversely affect the financial condition of the Borrower if adversely determined;

      (g) Except as disclosed in Exhibit 5.1(g), the Borrower has good and marketable title to all of their assets, none of which is subject to any security interest, encumbrance or lien, or claim of any third Person, except for Permitted Liens and the liens and security interests created pursuant to Article 4 in favor of the Lender are in all cases first and prior perfected liens subject to Permitted Liens;

      (h) The Financial Statements, including any schedules and notes pertaining thereto, have been prepared in accordance with GAAP, and fully and fairly present the financial condition of the Borrower at the dates thereof and the results of operations for the periods covered thereby, and there has been no material adverse change in the financial condition or business of the Borrower from December 31, 1998 to the date hereof;

      (i) As of the date hereof, the Borrower has no material Liabilities of any nature, including, but without limitation, liabilities for taxes and any interest or penalties relating thereto, except for Indebtedness disclosed on
Exhibit 5.1(i);

      (j) Except as otherwise permitted herein, the Borrower has filed all federal, state, and local tax returns and other reports required by any applicable Laws to have been filed prior to the date hereof, has paid or caused to be paid all taxes, assessments, and other governmental charges that are due and payable prior to the date hereof, and has made adequate provision for the payment of such taxes, assessments, or other charges accruing but not yet payable; the Borrower has no knowledge of any deficiency or additional assessment in connection with any taxes, assessments, or charges not provided for on its books, unless contesting the same in good faith;

      (k) Except to the extent that the failure to comply would not interfere with the conduct of the business of the Borrower, the Borrower has complied with all applicable Laws with respect to (i) any restrictions, specifications, or other requirements pertaining to products that it manufactures or sells or to the services it performs; (ii) the conduct its business; and (iii) the use, maintenance, and operation of the real and personal properties owned or leased by it in the conduct of its business;

      (l) No representation or warranty by or with respect to the Borrower contained herein or in any certificate or other document furnished by the Borrower pursuant hereto contains any untrue statement of a material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made;

      (m) Each consent, approval or authorization of, or filing, registration or qualification with, any Person required to be obtained or effected by the Borrower in connection with the execution and delivery of this Agreement, the Notes, and the Collateral Documents or the undertaking or performance of any obligation hereunder or thereunder has been duly obtained or effected, except for filings with the Patent and Trademark Office and Copyright Office;

      (n) Except as set forth in Exhibit 5.1(n), all parties to all material leases, contracts, and other commitments to which the Borrower is a party have complied with the provisions of such leases, contracts, and other commitments and no party is in default under any thereof and no event has occurred which, but for the giving of notice or the passage of time, or both, would constitute a default;

      (o) The Borrower has not made any agreement or taken any action which may cause anyone to become entitled to a commission or finder's fee as a result of or in connection with the making of the Loans;

      (p) The federal tax returns for the Borrower for all years of operation, including the year ended December 31, 1998, have been filed with the Internal Revenue Service and have not been challenged; and

      (q) Any Employee Pension Benefit Plan, as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), of the Borrower meets, as of the date hereof, the minimum funding standards of 29 U.S.C.A. 1082 (Section 302 of ERISA), and no Reportable Event or Prohibited Transaction, as defined in ERISA, has occurred with respect to any Employee Benefit Plans, as defined in ERISA, of the Borrower.

5.2   Survival.

      All of the representations and warranties set forth in Section 5.1 will survive until all Obligations are satisfied in full and there remain no outstanding commitments hereunder.

                                    ARTICLE 6
                            COVENANTS OF THE BORROWER

6.1   Affirmative Covenants.

      The Borrower does hereby covenant and agree with the Lender that, so long as any of the Obligations remain unsatisfied or any commitments hereunder remain outstanding, it will comply at all times with the following affirmative covenants:

      (a) The Borrower will use the proceeds of the Loans only to pay Indebtedness and for working capital;

      (b) The Borrower will furnish the Lender:

            (i) As soon as available, but in any event within forty-five (45) days after the close of each quarterly accounting period in each fiscal year (i.e. March 31, June 30, September 30 and December 31): (1) consolidated and consolidating statements of cash flows of the Borrower and the Guarantor for such quarter and year to date, (2) consolidated and consolidating income statements of the Borrower and the Guarantor for such quarter and year to date, and (3) consolidated and consolidating balance sheets of the Borrower and the Guarantor as of the end of such quarter, all in reasonable detail, subject to normal year-end audit adjustments, prepared by the Borrower and the Guarantor and certified by each of the Borrower's and the Guarantor's Presidents to be accurate and complete and in comparative form with the corresponding period of the preceding fiscal year;

            (ii) As soon as available, but in any event within one hundred twenty (120) days after the close of each fiscal year: (1) consolidated and consolidating statements of cash flows of the Borrower and the Guarantor for such fiscal year, (2) consolidated and consolidating income statements of the Borrower and the Guarantor for such fiscal year, and (3) consolidated and consolidating balance sheets of the Borrower and the Guarantor as of the end of such fiscal year, all such statements to be in reasonable detail, including all supporting schedules and comments; the consolidated statements and balance sheets to be audited by Deloitte and Touche or another independent certified public accountant selected by the Borrower and the Guarantor and reasonably acceptable to the Lender, and certified by such accountants to have been prepared in accordance with GAAP and to present fairly the financial position and results of operations of the Borrower and the Guarantor; in addition, the Borrower will obtain from such independent certified public accountants and deliver to the Lender, within ninety (90) days after the close of each fiscal year, their written statement that in making the examination necessary to their certification they have obtained no knowledge of any Event of Default by the Borrower, or disclosing all Events of Default of which they have obtained knowledge; the Lender will have the right, from time to time to discuss the affairs of the Borrower and the Guarantor directly with such independent certified public accountants after notice to the Borrower and the Guarantor and opportunity of the Borrower and the Guarantor to be represented at any such discussions;

            (iii) Contemporaneously with the year end financial report required by the foregoing paragraph (ii) a copy of the management letters issued to the Borrower and the Guarantor by Deloitte and Touche or another certified public accountant selected by the Borrower and the Guarantor and reasonably acceptable to the Lender;

            (iv) Contemporaneously with the financial information required by the foregoing paragraphs (i) and (ii), a certificate (in the form of Exhibit 6.1(b)(iv) attached hereto) of the chief financial officer or other appointed officer of each of the Borrower and the Guarantor, reasonably acceptable to the Lender, in such capacity, stating that they have reviewed the provisions of this Agreement and that a review of the activities of the Borrower and the Guarantor during such period, has been made by them or under their supervision, with a view to determining whether the Borrower and the Guarantor have fulfilled all their obligations under this Agreement, including all financial covenants, and that the Borrower and the Guarantor have observed and performed each undertaking contained in this Agreement and are not in default in the observance or performance of any of the provisions hereof or, if the Borrower or the Guarantor will be so in default, specifying all such defaults and events of which they may have knowledge;

            (v) Within fifteen (15) days after the end of each calendar month, in such form and detail as shall be satisfactory to the Lender, an aging, as of the end of such month, of (a) the then Eligible Accounts and (b) all other Accounts of the Borrower certified by the chief financial officer or other appointed officer of each of the Borrower and the Guarantor, reasonably acceptable to the Lender, in such capacity, to be complete and correct;

            (vi) Within fifteen (15) days after the end of each calendar month in which any Loans are outstanding (and at any additional time in the discretion of the Lender or if any material deterioration in the Borrowing Base would be disclosed thereby), a Borrowing Base Certificate as of the end of such month (or as of a date not more than three (3) days prior to the date of any such additional Borrowing Base Certificate). Each Borrowing Base Certificate shall be effective only as accepted by the Lender (and with such revisions, if any, as the Lender may require as a condition to such acceptance); and

            (vii) Such other financial information reasonably required by the Lender from time to time;

      (c) The Borrower will maintain its Inventory, Equipment, real estate, and other properties in good condition and repair (normal wear and tear excepted), and will pay and discharge or cause to be paid and discharged, when due, the cost of repairs to, or maintenance of, the same, and will pay or cause to be paid in a timely manner all rental or mortgage payments. The Borrower hereby agrees that, in the event it fails to pay or cause to be paid any such payment, it will promptly notify the Lender thereof, and the Lender may, in its discretion, do so and on demand be reimbursed therefor by the Borrower;

      (d) The Borrower will maintain, or cause to be maintained, public liability insurance and fire and extended coverage insurance on all assets that are of a character usually insured by corporations engaged in the same or similar businesses, all in form and amount sufficient to indemnify the Borrower for 100% of the appraised value of any such asset lost or damaged

(subject to any deductible customary in the Borrower's industry) or in an amount consistent with the amount of insurance generally carried on comparable assets within the industry and with such insurers as may be satisfactory to the Lender. The Borrower will cause all such insurance policies to be payable to the Lender and will deliver the policies of insurance to the Lender. Such policies will contain a provision whereby they cannot be cancelled except after thirty (30) days' written notice to the Lender. The Borrower will furnish to the Lender such evidence of insurance as the Lender may require. The Borrower hereby agrees that, in the event it fails to pay or cause to be paid the premium on any such insurance when due, the Lender, in its discretion, may do so and be reimbursed by the Borrower therefor. The Borrower hereby assigns to the Lender any returned or unearned premiums that may be due the Borrower upon cancellation by the insurer of any such policy for any reason whatsoever and direct any such insurer to pay the Lender any amounts so due. After the occurrence of an Event of Default, after the Lender determines that the Collateral is at risk, the Lender is hereby appointed the attorney-in-fact of the Borrower (without requiring the Lender to act as such) to endorse any check which may be payable to the Borrower to collect any premiums or the proceeds of such insurance (other than proceeds of public liability insurance), and any amount so collected may be applied by the Lender toward satisfaction of any of the Obligations;

      (e) The Borrower will pay when due, all taxes, assessments, and charges or levies imposed upon it or on any of its property or which it is required to withhold and pay, except where contested in good faith by appropriate proceedings with adequate reserves therefor having been set aside on its books; provided, however, that the Borrower will pay or cause to be paid all such taxes, assessments, charges or levies forthwith whenever foreclosure on any lien that may have attached (or security therefor) appears imminent;

      (f) The Borrower and the Guarantor will maintain at all times a Consolidated Cash Flow Coverage Ratio equal to or greater than 2.00:1.00 to be tested on a rolling four (4) quarters basis as of March 31, June 30, September 30 and December 31 of each fiscal year;

      (g) The Borrower and the Guarantor will maintain a Consolidated Net Profit of $200,000.00 for each quarter to be tested quarterly as of March 31, June 30, September 30 and December 31 of each fiscal year;

      (h) The Borrower will, when requested to do so at reasonable times, make available for inspection by duly authorized representatives of the Lender any of its books and records and will furnish the Lender any information regarding its business affairs and financial condition within a reasonable time after written request therefor;

      (i) The Borrower will take all necessary steps to preserve its corporate existence and franchises which are necessary to the operation of the Borrower's business and comply with all present and future Laws applicable to it in the operation of its business, and all material agreements to which it is subject when the failure to so comply could have a material adverse effect;

      (j) The Borrower will collect its Accounts only in the ordinary course of business;

      (k) The Borrower will keep accurate and complete Records of its Accounts, Inventory, and Equipment consistently with sound business practices;

      (l) The Borrower will give immediate notice to the Lender of any litigation or proceeding in which it is a party which may reasonably be expected to involve liability of the borrower in excess of $100,000.00;

      (m) Upon the written request of the Lender, the Borrower will furnish the Lender with copies of all tax returns filed by the Borrower.

      (n) The Borrower will pay when due (or within applicable grace periods) all of its Indebtedness, except when the amount thereof is being contested in good faith by appropriate proceedings and with adequate reserves therefor being set aside on its books. If default be made by the Borrower in the payment of any principal (or installment thereof) of, or interest on, any such Indebtedness, the Lender will have the right, in its discretion, to pay such interest or principal for the account of the Borrower and be reimbursed by the Borrower therefor;

      (o) The Borrower will notify the Lender immediately if it becomes aware of the occurrence of any Event of Default or of any fact, condition, or event that only with the giving of notice or passage of time or both, could reasonably expected to become an Event of Default or if it becomes aware of any material adverse change in the business prospects, financial condition (including, without limitation, proceedings in bankruptcy, insolvency, reorganization, or the appointment of a receiver or trustee), or results of operations of the Borrower or of the failure of the Borrower to observe any of its undertakings hereunder or under the Collateral Documents;

      (p) The Borrower will notify the Lender thirty (30) days in advance of any change in the location of any of its places of business or of the establishment of any new, or the discontinuance of any existing, place of business;

      (q) The Borrower will not and will not cause, suffer or permit any employee benefit plan (as defined in Section 3 of ERISA) of the Borrower to (i) engage in any "prohibited transaction" or incur any "accumulated funding deficiencies" as those terms are defined in Sections 302, 406, 1013 and 2003(a) of ERISA, (ii) terminate any pension plan (as defined in Section 3 of ERISA) in a manner which could reasonably be expected to result in the imposition of a lien on its assets pursuant to Section 4068 of ERISA or in a material liability of the Borrower to participants, beneficiaries or the PBGC or (iii) fail to make payment when due of all amounts which, under the provisions of any pension plan (as defined in Section 3 of ERISA) which it is required to pay as contributions thereto. The Borrower will not establish any new pension or defined benefit plan or modify any such existing plan for employees subject to ERISA, which plan or modification provides any benefits based on past service, without the advance consent of the Lender to the amount of the aggregate past service liability thereby created; and

      (r) The Borrower will maintain all of its primary depository accounts with the Lender.

6.2   Negative Covenants.

      The Borrower does hereby covenant and agree with the Lender that during the term of this Agreement, it will comply at all times with the following negative covenants:

      (a) The Borrower will not change its name, enter into any merger, consolidation, reorganization or recapitalization, or reclassify its capital stock;

      (b) The Borrower will not sell, transfer, lease, or otherwise dispose of all or (except in the ordinary course of business) any material part of its Assets except for such Assets which are (i) obsolete or (ii) not useful to the Borrower;

      (c) The Borrower will not sell, lease, transfer, assign, or otherwise dispose of any of the Collateral, except in the ordinary course of business, except for Collateral which is (i) obsolete or (ii) not useful to the Borrower;

      (d) The Borrower will not mortgage, pledge, grant, or permit to exist a security interest in, or a lien upon, any of its assets of any kind, now owned or hereafter acquired, except for Permitted Liens;

      (e) The Borrower will not become liable, directly or indirectly, as guarantor or otherwise for any obligation of any other Person, except (i) for the endorsement of commercial paper for deposit or collection in the ordinary course of business and (ii) as a guarantor on a sublease;

      (f) The Borrower will not incur, create, assume, or permit to exist any Liabilities except: (i) the Obligations; (ii) existing Consolidated Indebtedness listed on Exhibit 5.1(n) to the extent shown on such Exhibit 5.1(n) to be permitted to exist after the Closing; (iii) trade indebtedness incurred in the ordinary course of business (provided, however, that the Borrower may not acquire inventory other than for cash or on open account except as expressly approved in writing and in advance by the Lender); (iv) obligations for lease payments for personal property incurred in the ordinary course of business; and
(v) obligations in connection with Permitted Liens;

      (g) The Borrower will not declare or pay any cash dividends, or make any other payment or distribution on account of their capital stock except as otherwise permitted herein;

      (h) The Borrower will not make any assignment or transfer of Accounts;

      (i) Except as otherwise permitted herein, the Borrower will not form any subsidiary after the date hereof, make any investment in (including any assignment of Inventory or other property), or make any loan in the nature of an investment to, any Person, except for loans or advances to the Guarantor;

      (j) The Borrower will not make any loan or advance to any officer, shareholder, director, or employee of the Borrower, except for business travel and similar temporary advances in the ordinary course of business;

      (k) The Borrower will not purchase or otherwise invest in or hold securities, nonoperating real estate or other nonoperating assets, except (i) in the Guarantor and Seva Technologies, Inc., (ii) direct obligations of the United States of America or the Lender and (iii) investments in an account maintained with the Lender;

      (l) The Borrower will not acquire or agree to acquire any stock in, all or substantially all of the assets of, any Person;

      (m) The Borrower will not (i) issue, redeem, purchase, retire, substitute or replace any of its capital stock or options pertaining thereto for consideration in excess of $100,000.00 in the aggregate, or (ii) grant, issue, purchase or retire for any consideration, any warrant or right pertaining thereto or other security convertible into any of the foregoing, or permit any transfer, sale, redemption, retirement, substitution, replacement or other change in the ownership of the outstanding capital stock of the Borrower;

      (n) The Borrower will not prepay any Consolidated Indebtedness, except the Obligations, or enter into or modify any agreement as a result of which the terms of payment of any of the foregoing Indebtedness are waived or modified;

      (o) The Borrower will not enter into any sale-leaseback transaction;

      (p) The Borrower will not furnish the Lender any certificate or other document that will contain any untrue statement of material fact or that will omit to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished;

      (q) The Borrower and the Guarantor will not permit the Consolidated Cash Flow/Leverage Ratio to exceed 1.40:1.00 to be tested quarterly on a rolling four
(4) quarter basis on March 31, June 30, September 30 and December 31 of each fiscal year; and

      (r) The Borrower will not directly or indirectly apply any part of the proceeds of the Loan to the purchasing or carrying of any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations, or rulings thereunder.

6.3   Modification of Covenants.

      All the covenants set forth in Sections 6.1 and 6.2 of this Agreement are subject to modification by the Lender if the Borrower completes an initial public offering.

                                   ARTICLE 7
                                    DEFAULT

7.1   Events of Default.

      The occurrence of any one or more of the following events will constitute an Event of Default hereunder:

      (a) The Borrower shall fail to pay when due any of the Obligations to the Lender;

      (b) The Borrower shall fail to observe or perform any other obligation to be observed or performed by it hereunder or under any of the Collateral Documents which failure continues for fifteen (15) days after written notice from the Lender;

      (c) The Borrower shall fail to pay any Consolidated Indebtedness due any third Persons, and such failure will continue beyond any applicable grace period, or the Borrower will suffer to exist any other event of default under any material agreement binding the Borrower;

      (d) Any financial statement, representation, warranty, or certificate made or furnished by or with respect to the Borrower to the Lender in connection with this Agreement, or as inducement to the Lender to enter into this Agreement, or in any separate statement or document to be delivered to the Lender hereunder, shall be materially false, incorrect, or incomplete when made;

      (e) The Borrower shall admit its inability to pay its debts as they mature or will make an assignment for the benefit of itself or any of its creditors;

      (f) Proceedings in bankruptcy, or for reorganization of the Borrower or for the readjustment of any of its debts under the Bankruptcy Code, as amended, or any part thereof, or under any other Laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced against or by the Borrower and, except with respect to any such proceedings instituted by the Borrower, will not be discharged within sixty (60) days of their commencement;

      (g) A receiver or trustee shall be appointed for the Borrower or for any substantial part of its assets, or any proceedings will be instituted for the dissolution or the full or partial liquidation of the Borrower, except with respect to any such appointments requested or instituted by the Borrower, such receiver or trustee will not be discharged within sixty (60) days of his appointment, and except with respect to any such proceedings instituted by the Borrower, such proceedings will not be discharged within sixty (60) days of their commencement;

      (h) The Borrower shall suffer final judgments for payment of money (in excess of $100,000.00 in the aggregate) and will not discharge the same within a period of sixty (60) days unless, pending further proceedings, execution has not been commenced or, if commenced, has been effectively stayed;

      (i) A judgment creditor of the Borrower will obtain possession of any material part of the assets of the Borrower by any means, including (without implied limitation) levy, distraint, replevin, or self-help;

      (j) A default or Event of Default shall have occurred under (i) the Guaranty or (ii) that certain Security Agreement of even date between the Guarantor and the Lender; or

      (k) The Guarantor shall fail to ratify the Guaranty upon the request of the Lender.

7.2   Acceleration.

      At its option, and at any time, whether immediately or otherwise, the Lender may, upon the occurrence of any Event of Default, declare all Obligations immediately due and payable without further action of any kind without notice, demand or presentment.

                                    ARTICLE 8
                        THE LENDER'S RIGHTS AND REMEDIES

8.1   The Lender's Rights Upon Default

      Upon the occurrence of an Event of Default and at any time thereafter, the Lender, without presentment, demand, notice, protest or advertisement of any kind, will have the following rights.

8.2   Account Debtors

      Upon the occurrence of an Event of Default and at any time thereafter, (i) the Lender may notify account debtors, at the Borrower's expense, that the Collateral has been assigned to the Lender and that payments will be made directly to the Lender, (ii) upon request of the Lender, the Borrower will notify such account debtors that their accounts must be paid to the Lender,
(iii) at the request of the Lender, the Borrower will hold all checks, drafts, cash and other remittances in trust for the Lender and deliver them in kind to the Lender, and (iv) the Lender will have full power to collect, compromise, endorse, sell or otherwise deal with the Collateral or proceeds thereof in its own name or in the name of the Borrower.

8.3   Possession and Foreclosure of Collateral

      Upon the occurrence of an Event of Default and at any time thereafter, to the extent that the Borrower could legally do so, the Lender may, in the Lender's sole discretion (i) enter onto, occupy and use any premises owned by the Borrower or in which the Borrower has any interest, (ii) take possession of all Collateral, (iii) operate and use the Equipment, complete work in process and sell Inventory without being liable to the Borrower on account of any losses, damage or depreciation that may occur as a result thereof (so long as the Lender acts in good faith), and (iv) lease or license the Collateral to any Person for such purposes. In any event, the Lender may sell, lease, assign and deliver the whole or any part of the Collateral, at public or private sale, for cash, upon credit or for future delivery, at such prices and upon such terms as the Lender deems advisable. The Lender may sell or lease Collateral alone or in conjunction with other property, real or personal, and allocate the sale proceeds or leases among the items of Collateral sold without the necessity of the Collateral being present at any such sale, or in view of prospective purchasers thereof. If notice of sale is legally required, the Borrower agrees that ten (10) days written notice will be deemed reasonable. Upon a public sale, the Lender may become the purchaser of the whole or any part of the Collateral sold, discharged from all claims and free from any right of redemption. In case of any such sale by the Lender of all or any of the Collateral on credit, or for future delivery, such Collateral so sold may be retained by the Lender until the selling price is paid by the purchaser. The Lender will incur no liability in case of the failure of the purchaser to take possession and pay for the Collateral so sold. In case of any such failure, the said Collateral may be resold. Any Collateral remaining unsold after being offered at public auction may be abandoned or disposed in a commercially reasonable manner.

      In any event, at any time and from time to time the Lender may abandon the Collateral or any part thereof in a commercially reasonable manner. The Borrower agrees immediately upon demand to take possession of any and all abandoned Collateral and to remove it from any location in the possession of or under the control of the Lender.

8.4   Use of Intellectual Property

      Upon the occurrence of an Event of Default and at any time thereafter, the Lender may (i) use all or any part of the Intellectual Property which the Borrower now has or may hereafter acquire, and (ii) license such Intellectual Property to third parties, seek registration of such Intellectual Property in any state or nation or prosecute pending applications for patent, trademark, or service marks in the Borrower's name in any state or nation.

8.5   Notification of Default to Third Parties

      Upon the occurrence of an Event of Default and at any time thereafter, the Lender may notify the Borrower's suppliers, account debtors and other third parties of the default and of any and all decisions made and actions taken by the Lender with respect to this Agreement, the Obligations or the Collateral, without liability of any kind, except for actions taken by the Lender in bad faith or in a grossly negligent manner.

8.6   Assembly of Collateral

      Upon the occurrence of an Event of Default and at any time thereafter, the Lender may require the Borrower to assemble the Collateral in a single location at a place to be designated by the Lender and make the Collateral at all times secure and available to the Lender.

8.7   Lien, Set-off.

      The Borrower hereby grants to the Lender, a lien, security interest and right of setoff as security for the Obligations, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Lender. At any time, without demand or notice, the Lender may set off the same or any part thereof and apply the same to any of the Obligations even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE THE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS

RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

8.8   Exercise of Other Remedies

      Upon the occurrence of any Event of Default and at any time thereafter, the Lender may exercise the remedies of a Lender afforded by the Uniform Commercial Code and other applicable law or by the terms of any agreement, including the Collateral Documents, between the Borrower and the Lender.

8.9   Cumulative Rights and Remedies

      All rights and remedies of the Lender, whether provided for herein or in other agreements, instruments or documents or conferred by law, are cumulative and may be exercised alone or simultaneously.

                                    ARTICLE 9
                                ATTORNEY-IN-FACT

9.1   Attorney-In-Fact

      After the occurrence of an Event of Default, after the Lender determines, in a commercially reasonable manner, that the Collateral is at risk, the Borrower hereby irrevocably appoints the Lender, or its designee, as the Borrower's true and lawful attorney-in-fact, with full power, as follows: (i) to endorse the name of the Borrower on any assignments, notes, checks, drafts, money orders, or other instruments of payment for Collateral; (ii) to sign or endorse the name of the Borrower on any negotiable instrument, invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts, assignments, verifications and notices in connection with accounts; (iii) to obtain, adjust, settle and cancel, in the Borrower's name, insurance policies and to sign the Borrower's name on settlement checks or drafts; (iv) in the Borrower's name, to do any act which this Agreement requires Borrower to do, and, (v) to give notice to the United States Post Office to effect changes of address so that mail addressed to the Borrower may be delivered directly to the Lender. In exercising this power-of-attorney, the Lender will not be liable to the extent that it acts in good faith, and does not act in a grossly negligent manner.

                                   ARTICLE 10
                                  MISCELLANEOUS

10.1  Construction.

      The provisions of this Agreement will be in addition to those of the Note, the Collateral Documents and any other guaranty, pledge or security agreement, note, or other evidence of liability now or hereafter held by the Lender, all of which will be construed as complementary to each other. Nothing herein contained will prevent the Lender from enforcing any or all other guaranty, pledge or security agreements, notes, or other evidences of liability in accordance with their respective terms.

10.2  Further Assurance.

      From time to time, the Borrower will execute and deliver to the Lender such additional documents and will provide such additional information as the Lender may reasonably require to carry out the terms of this Agreement and be informed of the status and affairs of the Borrower.

10.3  Enforcement and Waiver by the Lender.

      The Lender will have the right at all times to enforce the provisions of this Agreement and the Collateral Documents in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of the Lender in refraining from so doing at any time or times. The failure of the Lender at any time or times to enforce its rights under such provisions, strictly in accordance with the same, will not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived the same. All rights and remedies of the Lender are cumulative and concurrent and the exercise of one right or remedy will not be deemed a waiver or release of any other right or remedy.

10.4  Pledge to the Federal Reserve.

      The Lender may at any time pledge all or any portion of its rights under this Agreement, the Notes and the Collateral Documents to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or enforcement thereof will release the Lender from its obligations under such documents.

10.5  Usury Laws.

      All agreements between the Borrower and the Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the Obligations or otherwise, will the amount paid or agreed to be paid to the Lender for the use or the forbearance of the Obligations exceed the maximum permissible under applicable law. As used herein, the term "applicable law" will mean the law in effect as of the date hereof provided, however that in the event there is a change in the law which results in a higher permissible rate of interest, then the Obligations will be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of the Borrower and the Lender in the execution, delivery and acceptance of the Notes to contract in strict compliance with the laws of the Commonwealth of Massachusetts from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the loan documents at the time of performance of such provision will be due, will involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled will automatically by reduced to the limits of such validity, and if under or from circumstances whatsoever the Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest will be applied to the reduction of principal balance of the Notes and not to the payment of interest. This provision will control every other provision of all agreements between the Borrower and the Lender.

10.6  Expenses of the Lender.

      The Borrower will, on demand, reimburse the Lender for all reasonable expenses, including the reasonable fees and expenses of legal counsel for the Lender, incurred by the Lender in connection with the preparation, administration, amendment, modification, or enforcement of this Agreement and the Collateral Documents and the collection or attempted collection of any of the Obligations.

10.7  Payments.

      All payments will be in lawful money of the United States in immediately available funds.

10.8  Notices.

      Any notices or consents required or permitted by this Agreement will be in writing and will be deemed delivered if delivered in person or if sent by certified mail, postage prepaid, return receipt requested, facsimile or telegraph, as follows, unless such address is changed by written notice hereunder:

            (A)   If to the Borrower:
                  Intrinsix Corp.
                  33 Lyman Street
                  Westborough, MA 01581
                  Attn: James Gobes, President

                  With a copy to:
                  Peter B. Tarr, Esquire
                  Hale & Dorr LLP
                  60 State Street
                  Boston, MA 02109

            (B)   If to the Lender:
                  BankBoston, N.A.
                  100 Front Street
                  Worcester, MA 01608
                  Attention: James P. Quitadamo, Asst. Vice President

                  With a copy to:
                  Glen M. Mair, Esquire
                  Mirick O'Connell
                  100 Front Street
                  Worcester, MA 01608-1477

10.9  Waiver and Release by the Borrower.

      To the maximum extent permitted by applicable Laws, the Borrower:

      (a) Waives (i) protest of all commercial paper at any time held by the Lender on which the Borrower is in any way liable; (ii) except as the same may herein be specifically granted, notice of acceleration and of intention to accelerate; and (iii) notice and opportunity to be heard, after acceleration in the manner provided herein, before exercise by the Lender of the remedies of self-help, set-off, or of other summary procedures permitted by any applicable Laws or by any agreement with the Borrower, and, except where required hereby or by any applicable Laws, notice of any other action taken by the Lender; and

      (b) Releases the Lender and its officers, attorneys, agents, and employees from all claims for loss or damage caused by any act or omission on the part of any of them except willful misconduct and bad faith or gross negligence.

10.10 Sale to Third Party.

      The Lender will have the unrestricted right at any time or from time to time, and without any other party's consent, to assign all or any portion of its rights and obligations hereunder to one or more banks or other financial institutions (each, an "Assignee"), and the Borrower and each other party agree that they will execute, or cause to be executed, such documents, including without limitation, amendments to this Agreement and to any other documents, instruments and agreements executed in connection herewith as the Lender will deem necessary to effect the foregoing. In addition, at the request of the Lender and any such Assignee, the Borrower will issue one or more new promissory notes in the same form as the existing promissory notes, as applicable, to any such Assignee and, if the Lender has retained any of its rights and obligations hereunder following such assignment to the Lender, which new promissory notes will be issued in replacement of, but not in discharge of, the liability evidenced by the promissory note held by the Lender prior to such assignment and will reflect the amount of the respective commitments and loans held by such Assignee and the Lender after giving, effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by the Lender in connection with such assignment, and the payment by Assignee of the purchase price agreed to by the Lender, and such Assignee, such Assignee will be a party to this Agreement and will have all of the rights and obligations of the Lender hereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by the Lender pursuant to the assignment documentation between the Lender and such Assignee, and the Lender will be released from its obligations hereunder and thereunder to a corresponding extent. The Borrower will not be required to pay for the preparation of such new documents. The Lender will use reasonable efforts to provide copies to the Borrower of any such assignment.

10.11 Participations.

      The Lender will have the unrestricted right at any time and from time to time, and without the consent of or notice to the Borrower or any other party, to grant to one or more banks or other financial institutions (each a "Participant") a participating interest in the Lender's obligation to lend hereunder and/or any or all of the Loan held by the Lender hereunder. In the event of any such grant by the Lender of a participating interest to a Participant, whether or not upon notice to the Borrower or any other party, the Lender will remain responsible for the performance of its obligations hereunder and the Borrower will continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations hereunder. The Lender may furnish any information concerning the Borrower in its possession from time to time to prospective assignees and Participants, provided that the Lender will require any such prospective assignee or Participant to agree in writing to maintain the confidentiality of such information.

10.12 Applicable Law.

      This Agreement is entered into and performable in the Commonwealth of Massachusetts and will be subject to and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

10.13 Binding Effect, Assignment, and Entire Agreement.

      This Agreement will inure to the benefit of, and will be binding upon, the respective successors and permitted assigns of the parties hereto. The Borrower has no right to assign any of its rights or obligations hereunder without the prior written consent of the Lender. This Agreement, including the Exhibits hereto, all of which are hereby incorporated herein by reference, and the documents executed and delivered pursuant hereto, constitute the entire agreement between the parties and may be amended only by a writing signed on behalf of each party.

10.14 Severability.

      If any provision of this Agreement will be held invalid under any applicable Laws, such invalidity will not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

10.15 Counterparts.

      This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which together will constitute but one and the same instrument.

10.16 Application of Proceeds

      All proceeds received by the Lender hereunder, including without limitation, insurance proceeds, condemnation proceeds and proceeds received pursuant to the Lender's exercise of its rights hereunder may be applied to the Obligations in such order as determined by the Lender.

10.17 Appraisals/Audits

      The Lender may perform, at the Borrower's expense, periodic appraisals of any of the Assets and the cost of each appraisal will be bourne by the Borrower. The Lender may perform, at the Borrower's expense, periodic field examinations and/or audits of the Borrower at any time and the cost of each field examination and/or audit will be bourne by the Borrower.

10.18 Replacement Documents.

      Upon receipt of an affidavit of any officer of the Lender as to the loss, theft, destruction or mutilation of this Agreement or any other security document which is not a public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of this Agreement or other security document, the Borrower will issue, in lieu thereof, a replacement agreement or other security document of like tenor.

10.19 WAIVER OF JURY TRIAL.

      THE LENDER AND THE BORROWER AGREE THAT THEY, INCLUDING ANY ASSIGNEE OR SUCCESSOR, WILL NOT SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS AGREEMENT, ANY RELATED INSTRUMENTS, ANY COLLATERAL OR THE DEALINGS OR THE RELATIONSHIP BETWEEN THEM. NEITHER THE LENDER NOR THE BORROWER WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE LENDER AND THE BORROWER AND THESE PROVISIONS WILL BE SUBJECT TO NO EXCEPTIONS. THE LENDER AND THE BORROWER AGREE THAT THE PROVISIONS OF THIS SECTION WILL BE FULLY ENFORCED IN ALL INSTANCES.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as a sealed instrument as of the day and year first above written.

                                          INTRINSIX CORP.


/s/ Alison Kravice                        By: /s/ Jim Gobes
--------------------------------              ----------------------------------
Witness                                       James Gobes, President


/s/ Alison Kravice                        By: /s/ Brian Meeks
--------------------------------              ----------------------------------
Witness                                       Brian Meeks, Treasurer


                                          BANKBOSTON, N.A.


/s/ Alison Kravice                        By: /s/ James P. Quitadamo
--------------------------------              ----------------------------------
Witness                                       Its Duly Authorized Officer